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                                                                    EXHIBIT 23.4

     As independent public accountants, we hereby consent to the use of our report included in this Registration Statement File, and to the incorporation by reference in this Registration Statement, of our report dated February 2, 1998 (except with respect to information discussed in note 20 as to which the date is April 16, 1998) included in Coltec Industries Inc's Form 10-K for the year ended December 31, 1997 and to all references to our Firm included in this Registration Statement.

ARTHUR ANDERSEN LLP

Charlotte, North Carolina
May 15, 1998

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